Exhibit 3.3
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
MEMORANDUM OF ASSOCIATION
OF
CF Bermuda Holdings Limited
(hereinafter referred to as "the Company")
1.The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.
2.The undersigned, namely,

Name and Address	Bermudian Status	Nationality	Number of Shares
	(Yes or No)		Subscribed

Compass Administration Services Ltd.	Yes	Bermuda	1
Crawford House
50 Cedar Avenue
Hamilton HM 11
do hereby agree to take such number of shares of the Company as may be allotted to us by the provisional director(s) of the Company, not exceeding the number of shares for which we have subscribed, and to satisfy such calls as may be made by the directors, provisional director(s) or promoters of the Company in respect of the shares allotted to us respectively.

3.The Company is to be an exempted Company as defined by the Companies Act 1981.
4.The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding _____in all, including the following parcels:- N/A
5.The authorised share capital of the Company is US$12,000.00 divided into 12,000 shares of par value US$1.00 each.
6.The objects for which the Company is formed and incorporated are unrestricted.
7.The following are provision regarding the powers of a Company:
i)Has the powers of a natural person;
ii)Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;
iii)Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and
iv)Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.
Signed by the subscriber in the presence of a witness attesting the signature thereof: -

/s/ Lisa O'Sullivan	/s/ Kim McCullough
Lisa O'Sullivan	(Witness)
Duly authorised, for and on behalf of
Compass Administration Services Ltd.

(Subscriber)

Subscribed this 22 day of May 2017